                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form 10-K of Tully's Coffee Corporation of our report dated June 29, 2000 relating to the financial statements, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
June 30, 2000